UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 15, 2023

JELD-WEN HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38000	93-1273278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2645 Silver Crescent Drive
Charlotte, North Carolina 28273
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: (704) 378-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	JELD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On June 15, 2023, JELD-WEN Holding, Inc., a Delaware corporation (the “Company”), JELD-WEN, Inc., a wholly-owned subsidiary of the Company (“JW, Inc.”), JELD-WEN of Canada, Ltd., a wholly-owned subsidiary of the Company (“JW Canada”), and other borrowers and subsidiary guarantors party thereto entered into an Amendment No. 7 (“Credit Agreement Amendment”) to its existing Revolving Credit Agreement (“Credit Agreement”), dated as of October 15, 2014 (as amended by Amendment No. 1, dated as of July 1, 2015, Amendment No. 2, dated as of November 1, 2016, Amendment No. 3, dated as of December 14, 2017, Amendment No. 4, dated as of December 21, 2018, Amendment No. 5, dated as of December 31, 2019, and Amendment No. 6, dated as of July 28, 2021), by and among the Company, JW, Inc., JW Canada, the other borrowers and subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto. The Credit Agreement Amendment replaces the London Interbank Offered Rate with Term SOFR (as defined in the Credit Agreement) as the successor benchmark rate and made certain other technical amendments and related conforming changes. All other material terms and conditions of the Credit Agreement were unchanged.
On June 16, 2023, the Company, JW, Inc., and the other guarantors party thereto entered into an Amendment No. 7 (“Term Loan Amendment”) to its existing Term Loan Credit Agreement (“Term Loan Agreement”), dated as of October 15, 2014 (as amended by Amendment No. 1, dated as of July 1, 2015, Amendment No. 2, dated as of November 1, 2016, Amendment No. 3, dated as of March 7, 2017, Amendment No. 4, dated as of December 14, 2017, Amendment No. 5, dated as of September 20, 2019, and Amendment No. 6, dated as of July 28, 2021), by and among the Company, JW, Inc., the other guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto. The Term Loan Amendment replaces the London Interbank Offered Rate with Term SOFR (as defined in the Term Loan Agreement) as the successor benchmark rate and made certain other technical amendments and related conforming changes. All other material terms and conditions of the Term Loan Agreement were unchanged.
The foregoing descriptions of the Credit Agreement Amendment and Term Loan Amendment are qualified in their entirety by reference to the full text of the Credit Agreement Amendment and Term Loan Amendment, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are hereby incorporated by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The disclosure set forth under Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1*
Amendment No. 7 to Credit Agreement, dated as of June 15, 2023, among JELD-WEN Holding, Inc., JELD-WEN, Inc., JELD-WEN of Canada, Ltd., the other borrowers and subsidiary guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

10.2*
Amendment No. 7 to Term Loan Credit Agreement, dated as of June 16, 2023, among JELD-WEN Holding, Inc., JELD-WEN, Inc., the other guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto.

104	Cover Page Interactive Data file (formatted as Inline XBRL).
* Certain schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2023		JELD-WEN HOLDING, INC.

	By:	/s/ Julie Albrecht
Julie Albrecht
Executive Vice President and Chief Financial Officer